BYLAWS OF
                          DUNES HOTELS AND CASINOS INC.


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

                           BYLAWS OF DUNES HOTELS AND CASINOS INC.

        ARTICLE I - SHAREHOLDERS.............................................................1
               1.     ANNUAL MEETINGS........................................................1
               2.     SPECIAL MEETINGS.......................................................1
               3.     PLACE OF MEETINGS......................................................1
               4.     NOTICE OF MEETINGS.....................................................1
               5.     RECORD DATE............................................................2
               6.     MEANING OF CERTAIN TERMS...............................................2
               7.     QUORUM.................................................................2
               8.     NOTICE OF SHAREHOLDER BUSINESS AT ANNUAL MEETING.......................3
               9.     SHAREHOLDER LIST AND CHALLENGE.........................................3
               10.    PROXY REPRESENTATION...................................................4
               11.    INSPECTORS.............................................................4
               12.    SHAREHOLDER ACTION WITHOUT MEETINGS....................................4

        ARTICLE II - BOARD OF DIRECTORS......................................................5
               1.     NUMBER AND QUALIFICATIONS..............................................5
               2.     ELECTION AND TERM......................................................5
               3.     NOMINATION AND NOTIFICATION OF NOMINATION..............................5
               4.     REGULAR MEETINGS.......................................................6
               5.     SPECIAL MEETINGS.......................................................6
               6.     PLACE OF MEETING.......................................................6
               7.     QUORUM AND VOTE........................................................6
               8.     VACANCIES..............................................................6
               9.     REMOVAL OF DIRECTORS...................................................7
               10.    FEES AND COMPENSATION..................................................7
               11.    WRITTEN ACTION.........................................................7
               12.    COMMITTEES.............................................................7

        ARTICLE III - OFFICERS...............................................................7
               1.     TITLES AND GENERAL.....................................................7
               2.     CHAIRMAN OF THE BOARD..................................................8
               3.     PRESIDENT..............................................................8
               4.     VICE PRESIDENTS........................................................8
               5.     TREASURE...............................................................8
               6.     SECRETARY..............................................................8
               7.     SALARIES...............................................................9

        ARTICLE IV - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS.......................9
               1.     GENERAL................................................................9
               2.     OTHER PERSONS.........................................................10
               3.     ADVANCEMENT OF FUNDS..................................................10


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               4.     SERVICE OF ANOTHER CORPORATION........................................10
               5.     APPLICABLE LAW........................................................10
               6.     CONTRACTUAL RIGHTS....................................................10
               7.     REMEDIES..............................................................11
               8.     OTHER.................................................................11

        ARTICLE V - SEAL....................................................................11
               1.     CORPORATE SEAL........................................................11

        ARTICLE VI - SHARES OF STOCK........................................................11
               1.     SHARE CERTIFICATES....................................................11
               2.     TRANSFER OF SHARE.....................................................11
               3.     LOST OR DESTROYED CERTIFICATE.........................................12

        ARTICLE VII - MISCELLANEOUS.........................................................12
               1.     CHECKS................................................................12
               2.     AMENDMENT OF BYLAWS...................................................12
               3.     FISCAL YEAR...........................................................12


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                            ARTICLE I - SHAREHOLDERS


        1. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date or time as may be determined from time to time by the Board of Directors (the "Board"). At such meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

        2. SPECIAL MEETINGS. Special meetings of the shareholders, except those regulated otherwise by statute, may be called at any time by the Board, or by any person or committee expressly so authorized by the Board and by no other person or persons.

        3. PLACE OF MEETINGS. Meetings of shareholders shall be held at such place within or without the State of New York as shall be determined from time to time by the Board or, in the case of special meetings, by such person or persons as may be authorized to call a meeting. The place in which each meeting is to be held shall be specified in the notice of such meeting.

        4. NOTICE OF MEETINGS. Written notice of all meetings shall be give, stating the place, date and hour of the meeting, and unless this is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. Notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and at any such meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the directors shall adopt, amend, or repeal a Bylaw regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If, at any meeting, any action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the Business
Corporation Law to receive payment for their shares pursuant to statutory provisions the notice must include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten days and not more than forty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. In lieu of giving a copy of such notice personally or by first class mail as aforesaid, a copy of such notice may be given by third class mail not fewer than twenty-four nor more than forty days before the date of the meeting. Notice by mail shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears in the record of

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shareholders  unless he shall have filed with the Secretary of the corporation a written request that notices intended for him shall be mailed to some other address, in which case it shall be directed to him at such other address. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.

        5. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than forty nor less than ten days before the date of such meeting, nor more than forty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this paragraph for the adjourned meeting.

        6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of meetings of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

        7.  QUORUM.  Except for a special  election  of  directors  pursuant  to
Section 603(b) of the Business Corporation law, and except as herein otherwise provided, the holders of a majority of the votes of outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by the Bylaws. The shareholders present in person or by proxy and entitled to vote at any meeting, despite the absence of a quorum, shall have

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power to adjourn the meeting from time to time, to a designated  time and place, without notice other than by announcement at the meeting, and at any adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice on the new record date.

        8. NOTICE OF SHAREHOLDER BUSINESS AT ANNUAL MEETING. At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or
(b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 8. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than forty days nor more than sixty days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than thirty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

        A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 8, and Article II,
Section 3 of these Bylaws. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8, and Article II, Section 3 of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        9. SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

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        10.  PROXY  REPRESENTATION.  Every  shareholder,  entitled  to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such shareholder by proxy. Such authorization may be accomplished by (a) the shareholder or such shareholder's authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegram, cablegram or other electronic transmission is valid, the inspectors, or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

        Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

        A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it by a writing delivered to the Corporation prior to the meeting stating that the proxy is revoked, or if in attendance at the meeting, by a writing delivered to the Secretary of the meeting prior to the voting of the proxy, or by a subsequent proxy executed by the same person and delivered to the Corporation prior to the meeting or to the Secretary of the meeting prior to the voting of the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        11. INSPECTORS. Inspectors may be appointed in the manner prescribed by the provisions of Section 610 of the Business Corporation Law, but need not be appointed except as otherwise required by those provisions.

        12. SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less

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than the minimum  number of votes that would be  necessary  to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

                               ARTICLE II - BOARD OF DIRECTORS

        1. NUMBER AND QUALIFICATIONS. The business of the corporation shall be managed by its Board. The number of directors constituting the entire Board shall be not less than three nor more than fifteen, as shall be fixed from time to time by vote of a majority of the entire Board. Each director shall be at least 18 years of age. Directors need not be shareholders. The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

        2. ELECTION AND TERM. At each annual meeting of shareholders, directors shall be elected by a plurality of the votes to hold office until the next annual meeting. Subject to the provisions of the statute, of the Certificate of Incorporation and of the Bylaws, each director shall be elected to serve for one year and until his successor has been elected and qualified.

        3. NOMINATION AND NOTIFICATION OF NOMINATION. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board or to any committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders ninety days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to

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serve as a director  of the  corporation  if so  elected.  At the request of the
Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        4. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such places and times as may be fixed from time to time by resolution of the Board and a regular meeting for the purpose of organization and transaction of other business shall be held each year after the adjournment of the annual meeting of shareholders.

        5. SPECIAL MEETINGS. The Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman may, and at the request of three directors shall, call a special meeting of the Board, two days' notice of which shall be given in person or by mail, telegraph, radio, telephone or cable. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

        6. PLACE OF MEETING. The directors may hold their meetings, have one or more offices, and keep the books of the corporation (except as may be provided by law) at any place, either within or without the State of New York, as they may from time to time determine.

        7. QUORUM AND VOTE. At all meetings of the Board the presence of a majority of the entire Board shall constitute a quorum for the transaction of business. Any one or more members of the Board or of any committee thereof may participate in a meeting of the Board or a committee thereof by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at such a meeting. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise provided by statute or these Bylaws.

        8. VACANCIES. Newly created directorships resulting from increase in the number of directors and vacancies in the Board, whether caused by resignation, death, removal or otherwise, may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

        9. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board.

        10. FEES AND COMPENSATION. Directors shall receive compensation for their services as directors, as fixed by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent, employee or otherwise, from receiving compensation therefor.

        11. WRITTEN ACTION. Any action required or permitted to be taken by the Board under the Business Corporation Law may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the meetings of the Board.

        12. COMMITTEES. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee, an Audit Committee, and any other committees, each consisting of one or more directors. Each such committee, subject to Section 712 of the Business Corporation Law, and to the extent provided in the resolution or the Bylaws, shall have all the authority of the Board, except that no such committee shall have authority as to:

     (i) the submission to shareholders of any action as to which shareholders' authorization is required by law;

     (ii) the filling of vacancies in the Board or any committee;

    (iii) the fixing of compensation of directors for serving on the Board or on any committee;

     (iv) the amendment or appeal of the Bylaws,  or the adoption of new Bylaws;
          or

     (v) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable;

                             ARTICLE III - OFFICERS

        1. TITLES AND GENERAL. The Board shall elect from among their number a Chairman of the Board, a President, one or more Vice Chairmen, one or more Vice Presidents, a Secretary and a Treasurer, who need not be directors. The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the Board. The Chairman of the Board or the President or, in their absence, any Vice Chairman, may from time to time appoint assistant officers. When all of the issued and outstanding shares of the Corporation are owned by one person, such person may hold all or any combination of offices.

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        Unless otherwise  provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified.

        All officers shall hold office at the pleasure of the Board. Officers shall have the powers and duties defined in the resolutions appointing them.

        2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a Chief Executive Officer and shall preside at all meetings of the shareholders and of the Board. Subject to the Board, he shall exercise all the powers and perform all the duties usual to such office and shall have such other powers as may be prescribed by the Board or the Executive Committee or vested in him by the Bylaws.

        3. PRESIDENT. The Chairman of the Board or, in his absence or incapacity, the President shall, perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. The President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

        4. VICE PRESIDENTS. In the absence or disability of the President and the Vice Presidents in order of their rank as fixed by the Board shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the Board or these Bylaws, and the President.

        5. TREASURER. The treasurer shall perform all the duties customary to that office and except as may be otherwise provided by the Board shall have the general supervision of the books of account of the corporation and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board of Directors, the Executive Committee, or these Bylaws.

        6. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board and of the shareholders and shall have the custody of the seal of the corporation. He shall perform all other duties usual to that office, and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board, the Executive Committee, the Chairman of the Board, or these Bylaws.

        The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

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        The Secretary  shall  prepare,  or cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law, and which more specifically, may be required by Section 511, 515, 516, 517, 519, and 520 of the Business Corporation Law.

        7. SALARIES. Salaries of officers and other persons employed by the Corporation shall be fixed periodically by the Board or established under agreement with the officers or such persons approved by the Board. No officer shall be prevented from receiving this salary because he is also a director of the Corporation.

         ARTICLE IV - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

        1. GENERAL.  The corporation  shall, to the fullest extent  permitted by
Section 721 of the Business Corporation Law, and consistent with the Certificate of Incorporation, indemnify each director or officer of the corporation who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        2. OTHER PERSONS. The corporation may indemnify any person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these Bylaws authorize the creation of other rights in any such manner.

        3. ADVANCEMENT OF FUNDS. The corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 of this Article IV the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 1 of this

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Article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        4. SERVICE OF ANOTHER CORPORATION. Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held directly or indirectly by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Section 4 will apply (x) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice Chairman, and (y) only if and to the extent that, after making such efforts as the Chairman of the Board , the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

        5. APPLICABLE LAW. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this
Article IV may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

        6. CONTRACTUAL RIGHTS. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to Section 4 of this Article IV (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

        7. REMEDIES. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an

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actual determination by the corporation (including its Board,  independent legal
counsel,   or  its   shareholders)   that  the   claimant  is  not  entitled  to
indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                                       ARTICLE V - SEAL

        1. CORPORATE SEAL. The corporate seal, if any, shall contain the name of the corporation and the year and state of its incorporation. The seal may be altered from time to time at the discretion of the Board.

                                 ARTICLE VI - SHARES OF STOCK

        1. SHARE CERTIFICATES. The certificates for shares of the corporation shall be in such form as shall be approved by the Board and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice Chairman, and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employees.


        2. TRANSFER OF SHARES. Subject to the provisions of law, upon the surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


        3. LOST OR DESTROYED CERTIFICATE. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

                                 ARTICLE VII - MISCELLANEOUS

        1. CHECKS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

        2. AMENDMENT OF BYLAWS. The Bylaws may be amended, repealed or added to by vote of the holders of the shares at the time entitled to vote in the election of any directors. The Board may also amend, repeal or add to the

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Bylaws,  but any Bylaws  adopted by the Board may be amended or  repealed by the shareholders entitled to vote thereon as provided herein. If any Bylaw regulating an impending election of director is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Bylaws so adopted, amended or repealed, together with concise statement of the changes made.

        3. FISCAL YEAR. The fiscal year shall begin the first day of January in each year.


        WITNESS my hand and the seal of the Corporation.

Dated:
                                       /s/  BRENT BOWEN
                                           ---------------------------------
                                            Brent Bowen, Secretary